UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 27, 2006
                                                         -----------------


                           GREENE COUNTY BANCORP, INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Federal                      0-25165                14-1809721
   ---------------------------   ------------------------   -----------------
   (State or Other Jurisdiction   (Commission File No.)     (I.R.S. Employer
        of Incorporation)                                   Identification No.)


302 Main Street, Catskill NY                            12414
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code:  (518) 943-2600
                                                     ---------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement
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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
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     Appointment of Principal  Officers;  Compensatory  Arrangements  of Certain
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     Officers
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     The  respective  Boards of Directors of Greene  County  Bancorp,  Inc. (the
"Company") and the Company's principal operating subsidiary, The Bank of Greene County (the "Bank") have approved an amended and restated employment agreement (the "Amended Agreement") with the Company's and the Bank's President and Chief Executive Officer, J. Bruce Whittaker. The Amended Agreement was executed on November 27, 2006 and is effective January 1, 2007. The Amended Agreement amended and restated that certain Employment Agreement (the "Agreement") dated as of January 1, 1999 by and among the Company, the Bank and Mr. Whittaker. The form of Agreement was filed by the Company with the Securities and Exchange Commission on September 18, 1998 as Exhibit 10.1 to the Company's registration statement on Form SB-2. Among other things, the Amended Agreement reflects certain changes to the Agreement required by the Office of Thrift Supervision (the "OTS") in connection with the Bank's conversion from a New York-chartered savings bank to a federally chartered savings bank, which was consummated on November 1, 2006.

     The Amended Agreement is filed herewith as Exhibit 10.1. The material terms of the Amended Agreement, as described herein, are subject to the text of the Amended Agreement in Exhibit 10.1.

         The Amended Agreement has a term of 36 months. On each anniversary of the effective date of the Amended Agreement, the Amended Agreement will be extended for an additional twelve months, so that the remaining term will be 36 months, unless the disinterested members of the Bank's Board of Directors determine not to so extend the Amended Agreement, following a comprehensive performance evaluation and review of Mr. Whittaker.

     Under the Amended Agreement, the Base Salary for Mr. Whittaker is $247,500. The Base Salary may be increased but not decreased. In addition to the Base Salary, the Amended Agreement provides for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. In addition to the above, the Bank will provide Mr. Whittaker and his dependents with continuing health care coverage upon Mr. Whittaker's retirement or other termination of employment after attainment of age 55 with 25 years of service, in substantially the same amount as provided to Mr. Whittaker and his dependents prior to the termination of his employment. Such coverage, which will survive the termination or expiration of the Amended Agreement, will cease upon Mr. Whittaker's attainment of age 65.

     The Amended Agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than disability, retirement, or for cause, or in the event of the

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executive's  resignation  from the Bank (such  resignation  to occur  within the period or periods set forth in the Amended Agreement) upon (i) failure to re-elect the executive to his current offices, (ii) a material change in the
executive's  functions,  duties  or  responsibilities,   or  relocation  of  his
principal place of employment by more than 30 miles, (iii) liquidation or dissolution of the Bank or the Company, (iv) a breach of the Amended Agreement by the Bank, or (v) following a change in control of the Bank or the Company, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the Base Salary and the highest bonus paid during any of the last three years. The Bank would also continue the executive's life, dental and disability coverage for 36 months from the date of termination, and would continue his health coverage until Mr. Whittaker attains age 65 (as discussed above). In the event the payments to the executive would include an "excess parachute payment" as defined by Section 280G of the Internal Revenue Code (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment. However, notwithstanding the foregoing, to the extent required by regulations or interpretations of the OTS, all severance payments under the Amended Agreement shall be reduced not to exceed three times Mr. Whittaker's average annual compensation (as defined in such regulations or interpretations) over the most recent five taxable years.

     Under the Amended Agreement, the executive's employment may be terminated upon his retirement in accordance with any retirement policy established on behalf of the executive and with his consent. Upon the executive's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six consecutive months, the Bank may terminate the Amended Agreement, provided that the Bank will be obligated to pay him his Base Salary for the remaining term of the Amended Agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year.

     The  Amended  Agreement   provides  that,   following  his  termination  of
employment, the executive will not compete with the Bank for a period of one year.

Item 9.01. Financial Statements and Exhibits
           ---------------------------------


         Exhibit No.             Description
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         10.1                    Amended and Restated Employment Agreement


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                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        GREENE COUNTY BANCORP, INC.



DATE:  November 27, 2006           By:  /s/ J. Bruce Whittaker
                                        ---------------------------------------
                                          J. Bruce Whittaker
                                          President and Chief Executive Officer



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                                  Exhibit 10.1
                                  ------------